Exhibit 3.3

LC001472275 Date Filed: 12/31/2015 Jason Kander Missouri Secretary of State
State of Missouri
Jason Kander, Secretary of State
Corporations Division
PO Box 778 / 600 W. Main St., Rm. 322
Jefferson City, MO 65102

Amendment of Articles of Organization

(Submit with filing fee of $25.00)

Charter #: LC001472275

1.	The current name of the limited liability company is: D. Doctor Acquisition, LLC_______________________________

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated:

(Date may not be more than 90 days after the filing date in this Office)

3.	State date of occurrence that required this amendment:	December 29, 2015
Month/Day/Year

4.	The articles of organization are hereby amended as follows:

Article 1: The name of the limited liability company is DERMAdoctor, LLC

5.	(Check if applicable) This amendment is required to be filed because:

☐	management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐	management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☒	a change in the name of the limited liability company.

☐	a change in the time set forth in the articles of organization for the limited liability company to dissolve.

☐	adding a series under section 347.039 RSMo. (Form LLC 1A must be attached.)

6.	This amendment is (check either or both):

☒	authorized under the operating agreement

☒	required to be filed under the provisions of RSMo Chapter 347

(Please see next page)

Name and address to return filed document:

Name:
Address:
City, State, and Zip Code:

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Jeff Kunin	Jeff Kunin	12/29/2015
Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

STATE OF MISSOURI

Jason Kander
Secretary of State

CERTIFICATE OF AMENDED ARTICLES OF ORGANIZATION

WHEREAS,

DERMAdoctor, LLC
LC001472275

FORMERLY,

D. Doctor Acquisition, LLC

filed its amended Articles of Organization with this office and WHEREAS that filing was found to conform to the Missouri Limited Liability Company Act;

NOW, THEREFORE, I, JASON KANDER, Secretary of State of the State of Missouri, by virtue of authority vested in me by law do hereby certify and declare that the above entity's Articles of Organization are amended.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 31st day of December, 2015.

Jason Kander
Secretary of State